                                                                    EXHIBIT 99.2

                      1997 ANNUALIZED RECEIVABLES ACTIVITY

A. ANNUAL RECEIVABLES ACTIVITY

                                                                 HOME FASHIONS          ALAMAC                TOTAL
                                                                 -------------          ------                -----
1.       BEGINNING JANUARY 1997 RECEIVABLES BALANCE                                                        229,590,510.82

2.       Plus:    Invoices                                     1,576,055,360.74     160,259,720.53       1,736,315,081.27

3.       Less:    Cash Collections                                                                      (1,657,969,303.00)

4a.      Less:    Cash Discounts                                  (2,992,669.40)       (491,684.33)         (3,484,353.73)

4b.      Less:    Returns & Allowances                           (33,737,093.72)     (3,479,830.94)        (37,216,924.66)

4c.      Less:    Other Credits                                   (3,000,516.72)         (4,910.14)         (3,005,426.86)
                  -----------------------------                ----------------     --------------      -----------------
4d.               Total Dilution                                 (39,730,279.84)     (3,976,425.41)        (43,706,705.25)

5.       Less:    Advertising Credits                            (38,977,254.70)              0.00         (38,977,254.70)

6.       Less:    Net Write-Offs                                  (1,912,830.93)       (542,782.27)         (2,455,613.20)

7.       Less:    Miscellaneous                                                                              1,752,699.01
                                                                                                        -----------------

8.       ENDING DECEMBER 1997 RECEIVABLES BALANCE                                                          224,549,414.95
                                                                                                        =================